LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (the "Loan Agreement") dated as of September 2, 2005, between RVision, LLC, a California Limited Liability Company (the "Debtor") and Terrell W. Smith, an individual residing in Salt Lake County, Utah as the Lender Representative (the "Lender Representative") for JES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit, IRA and Brian M. Kelly, (individually a "Lender" and collectively the "Lending Group").

                                    RECITALS

         The equity owners of the Debtor have entered into a Consolidation Agreement dated August 30, 2005, with Eagle Lake Incorporated ("Eagle Lake"), the equity owners of Custom Federal, Inc. ("CFED") and Howard Landa which provides for the consolidation of the businesses and operations of the three companies. The transactions contemplated by the Consolidation Agreement are schedule to close on or before November 2, 2005 (the "Closing"). As a condition precedent to the Closing of the consolidation transaction, Eagle Lake is require to sell between 2,000,000 and 2,800,000 shares of Eagle Lake common stock for gross proceeds of between $2,000,000 million and $2,800,000 million in transactions exempt from registration under the Securities Act (the "Private Placement"). Pending the Closing, the Debtor desires to borrow $300,000 from Lender to provide additional funding for the production of its products, primarily its Carbide 50 and its surveillance device known as COLE. Lender is willing to provide Debtor with the Loan as evidenced by the Senior Secured Promissory Note of even date herewith a copy of which is attached hereto as Exhibit B (the "Senior Note") on the condition that the Debtor grants Lender a first lien position security interest in the Collateral to secure the Debtor's obligations to the Lender and on the other terms and conditions set forth herein and the other Loan Documents. Debtor will benefit from the Lender's extension of the Loan to Debtor and Debtor desires to grant Lender a first lien position security interest in the Collateral and has negotiated a Subordination Agreement of even date herewith (the "Subordination Agreement") with Eagle Lake in which Eagle Lake agrees to subordinate the obligations arising under the Secured Promissory Note and Security Agreement dated March 27, 2002, in order to provide Lender with a first lien position in the Collateral. This Loan and Security Agreement, the Senior Note, the Subordination Agreement and any other documents and instruments executed and delivered in connection herewith and therewith shall be referred to as the "Loan Documents").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and promises contained herein and in order to induce the Lender to make the Loan, the Debtor hereby agrees with the Lender as follows:

         1. Incorporation of Recitals. The above stated recitals are incorporated herein and made a part hereof by this reference.

         2. Definitions. All capitalized terms used but not defined herein shall have the meanings given to them in the other Loan Documents

         3. Agreement to Lend. Subject to the terms and conditions of this Loan Agreement, the Lending Group through the Lender Representative agrees to make a loan to Debtor in the amount of Three Hundred Thousand Dollars ($300,000) (the "Loan") as evidenced by the Senior Note. All outstanding principal and interest shall be due and payable on or before the earlier of the Closing or December 1, 2005.

         4. Interest. The Debtor agrees to pay the Lender interest on the unpaid principal amount of the Loan from and including the date the Loan is made to but not including the date on which the Loan is paid in full. The Loan shall bear simple interest for each day the Loan is outstanding at the rate of nine percent (9%) per annum (the "Base Rate").

         5. Loan Fee; Costs. Upon disbursement of the proceeds of the Loan to Debtor, Debtor agrees to issue a total of 24,000 Units of Debtor's limited liability company interest which shall automatically be converted into 24,000 shares of common stock (8 units/shares for each $100 of the Loan) of Eagle Lake upon consummation of the Closing to the Lending Group beneficiaries listed on Exhibit A and in the amounts set forth on Exhibit A (the "Loan Fee"). In the event that the Closing does not occur, the Lending Group will own the Loan Fee which will remain as Units of the Debtor and the Loan will be due and payable on December 1, 2005. Debtor also agrees to reimburse Lender for fees and costs incurred in connection with the transactions relating to the Loan in the amount of $2,500 upon disbursement of the proceeds of the Loan.

         6. Conversion by Lender. Commencing on the date that Eagle Lake offers shares in a Private Placement for a minimum of $2,000,000 million and continuing until close of the offering, Lender may convert the principal amount and accrued interest owing under the Loan into post-closing post-reverse split shares of common stock of Eagle Lake at the conversion rate equal to the price per shares offered in the Private Placement memorandum. If Lender elects to convert the principal amount and accrued interest owing under the Loan into Eagle Lake shares, it shall provide to Borrower and Eagle Lake prior written notice of such election and shall comply with the terms and conditions set forth in the offering memorandum for the Private Placement including the execution and delivery of subscription documents.

         7. Grant of Security Interest. The Debtor hereby grants to the Lender, to secure the payment of all monies due by Debtor to the Lender with respect to the Loans and the performance of all obligations of Debtor to the Lender arising under the Loan Documents and the Loans, and under all other documents and agreements delivered by Debtor to Lender pursuant to the Senior Note, of every kind and description, whether absolute or contingent, due or to become due, now existing or hereafter incurred, including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a), (collectively, the "Obligations"), a security interest in all assets and property of the Debtor, wherever located, including the following (collectively the "Collateral"):

                  (a) Inventory. All inventory now owned or hereafter acquired by Debtor, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, and documents of title representing any of the foregoing.

                  (b) Accounts. All now existing and hereafter arising receivables, accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

                  (c) Negotiable Collateral. All of Debtor's letters of credit, advices of credit, negotiable documents, warehouse receipts, bills of lading, certificates of title, certificates of deposit, chattel paper, instruments, notes, documents and documents of title.

                  (d) Proceeds. All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, rights to payment or performance with respect to return premiums, insurance proceeds, indemnities, warranties, and causes of action affecting or relating to the Collateral), and all claims, rights and interests in any of the above and all substitutions therefor and additions and accessions thereto.

         8. Representations, Warranties and Covenants. Until the Obligations are indefeasibly paid and performed in full, the Debtor hereby represents and warrants to and covenants with the Lender that:

                  (a) Ownership of Collateral. Debtor is the owner of, and has good and marketable title to, the Collateral, free and clear of all Liens. "Lien" means any security interest, pledge, bailment, mortgage, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether such interest is based on common law, statute or contract.

                  (b) Enforceable Lien. This Loan Agreement creates a valid and enforceable Lien on the Collateral in favor of Lender, and all filings and other actions necessary or desirable to protect and perfect such Lien have been duly taken or will be taken including without limitation the filing of such UCC-1 financing statements in favor of the Lending Group and the filing by Eagle Lake of such UCC-2 Financing Statement Amendments reflecting the subordination of Eagle Lake to the Lending Group.

                  (c) Name. Debtor does not conduct business under any business name, trade name or style other than the name set forth in the introductory paragraph hereof. None of the Collateral has been held in the name of any other person or entity over the past 5 years.

                  (d) No Untrue Statement. All information set forth herein and in the other Loan Documents, or hereafter supplied to Lender by or on behalf of Debtor with respect to the Collateral, contains no known untrue statement of a material fact and does not omit and will not omit to state any material fact necessary to make any information so supplied, in light of the circumstances under which they were supplied, not misleading.

                  (e) Protection of Collateral and Lender's Lien. Debtor agrees to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Lender therein and the first priority of Lender's Lien. Debtor agrees to appear in and defend any action or proceeding, which may affect its title to, or Lender's interest in, any Collateral that is material to the business of Debtor, including, without limitation, suits for infringement of any Proprietary Collateral.

                  (f) Charges on Collateral. Debtor agrees to pay promptly when due all taxes, Liens and all other charges now or hereafter imposed upon or affecting any Collateral. Should the Debtor fail to do so the Lender may, in its discretion, discharge taxes, charges and other encumbrances at any time levied or placed on or assessed with respect to the Collateral, make repairs thereof and pay any necessary filing fees, if the failure to do so could have a material adverse effect on the business, properties, assets, operation or condition (financial or otherwise) of the Debtor and any subsidiaries, taken as a whole. The Debtor agrees to reimburse the Lender on demand for any and all expenditures so made and until paid the amount thereof shall be a debt secured by the Collateral. The Lender shall not have any obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default prior to reimbursement by the Debtor to the Lender in full of any such expenditures.

                  (g) Further Assurances. Debtor agrees to procure, execute and deliver from time to time any endorsements, assignments, financing statements, collateral assignments and other writings reasonably deemed necessary or appropriate by Lender to perfect, maintain and protect its Lien hereunder and the priority thereof.

                  (h) Changes in Name or Location. Debtor shall not change its name, its state of incorporation, the location of the Collateral or the location of Debtor's principal executive office except upon 30 days' advance written notice to Lender.

                  (i) Records of Collateral. Debtor shall keep separate, accurate and complete records of the Collateral and provide Lender with such records and such other reports and information relating to the Collateral as Lender may reasonably request from time to time.

                  (j) Transfer of Collateral. Debtor agrees not to sell, encumber, lease, rent, license, abandon, or cause to be rendered invalid or unenforceable, or otherwise dispose of or transfer any Collateral, or right or interest therein, except for a de minimis portion thereof, other than to Lender, or with the prior written consent of Lender.

                  (k) Notice of Loss. Debtor shall promptly notify Lender in writing of any material loss, damage or destruction to, infringement of, and the occurrence of any event that could have a material adverse effect on, any Collateral or Lender's Lien therein, whether or not covered by insurance, including, without limitation, any petition under the Bankruptcy Code filed by or against any licensor of any of the Proprietary Collateral for which Debtor is a licensee.

         9. Certain Remedies. Upon the occurrence and during the continuance of an event of default hereunder, the Lender after 60 days from written notice to the Debtor may at any time in its discretion transfer any property constituting Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Obligations or apply it on principal or interest due on Obligations. None of the aforementioned rights or remedies shall inure to the benefit of the Lender at any time when an event of default is not continuing. The powers conferred on the Lender by this paragraph are solely to protect the interest of the Lender and shall not impose any duties on the Lender to exercise any powers.

         10. Default: Remedies. Debtor shall be in default under this Loan Agreement upon the occurrence of an Event of Default as defined in the Senior Note or any other event of default under any other Loan Documents, including without limitation any breach of any representation, warranty or covenant in this Loan Agreement. Thereupon, and as long as such event of default continues after 60 days from written notice to the Debtor, the Lender shall then have in any jurisdiction where enforcement hereof is sought, to the fullest extent permitted by law from time to time, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of California, including without limitation thereto the right to take immediate possession of the Collateral, and for this purpose the Lender may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral, or any part thereof, may be situated and remove the same therefrom. The Debtor will upon demand make the Collateral available to the Lender at a place and time designated by the Lender that is reasonably convenient to both parties. The Lender will give the Debtor at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale thereof is to be made.

         11. Private Sale and Compliance with Law.

                  (a) Lender shall not incur any liability as a result of the sale of Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Debtor hereby waives any claim against Lender arising by reason of the fact that the price at which Collateral may have been sold at such a private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lender accepts the first offer received and does not offer Collateral to more than one offeree.

                  (b) Debtor agrees that in any sale of any of the Collateral whenever an event of default hereunder shall have occurred and be continuing, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable or accountable to Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction

         12. Application of Proceeds. All proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Lender as Collateral for, and promptly applied in whole by the Lender against, the Obligations in the following order of priority:

FIRST: To the repayment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by the Lender in connection therewith;

SECOND: After payment in full of the amounts specified in the preceding subparagraph, to the payment of all Obligations; and

THIRD: After payment in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of the Debtor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining.

         13. Lender Representative Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints Lender Representative as the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Lender Representative or otherwise, from time to time in the Lender Representative's discretion upon the occurrence and during the continuation of an event of default hereunder, to take any action and to execute any instrument which the Lender Representative may deem necessary or advisable to accomplish the purposes of this Loan Agreement, including, without limitation to file any claims or take any action or institute any proceedings which the Lender may deem reasonably necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

         14. Lender's Duties. The powers conferred on the Lender Representative hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender Representative shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         15. Indemnity and Expenses. The Debtor agrees to defend, indemnify and hold harmless the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Loan Agreement (including, without limitation, enforcement of this Loan Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct.

         16. Amendments, Etc. No amendment or waiver of any provision of this Loan Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. None of the Debtor's rights or obligations or any interest therein hereunder may be assigned without the written consent of the Lender.

         17. Addresses for Notices. Any notice required or permitted under this Loan Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by ten
(10) days' advance written notice to the other parties.

If to the Debtor:                   RVision
                                    Attn: Gregory Johnston
                                    2365 A Paragon Drive
                                    San Jose, California 95131

If to the Lender:                   Eagle Lake Incorporated
                                    50 West Broadway, Suite 501
                                    Salt Lake City, Utah 84101

         18. Continuing Security Interest. This Loan Agreement shall create a continuing security interest in the Collateral, and shall (a) remain in full force and effect until payment and performance in full of the Obligations (or 91 days after payment and performance in full of the Obligations solely if the Lender has, in good faith based upon an opinion of Lender's counsel, reasonable cause to believe that such payment may constitute a voidable preference under federal bankruptcy law and no reasonable defense to such preference exists), (b) be binding upon the Debtor, its successors and assigns and (c) inure to the benefit of the Lender and their successors, transferees and assigns. Upon the payment in full of the Obligations (or 91 days after payment and performance in full of the Obligations solely if the Lender has, in good faith based upon an opinion of Lender's counsel, reasonable cause to believe that such payment will constitute a voidable preference under federal bankruptcy law and no reasonable defense to such preference exists), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Lender will, at the Debtor's expense, execute and deliver to the Debtor such documents, as the Debtor shall reasonably request to evidence such termination.

         19. Governing Law: Terms. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein, terms defined in the Uniform Commercial Code in effect in the State of California are used herein as therein defined.

         20. Consent to Jurisdiction; Waiver of Jury Trial.

                  (a) CONSENT TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS LOAN AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN THE COUNTY OF SANTA CLARA, CALIFORNIA; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT AMONG OR PROCEEDING IN ANY SUCH COURT.

                  (b) SERVICE OF PROCESS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS AS SET FORTH IN THIS LOAN AGREEMENT, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER NEVADA LAW.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

         21. Injunctive Relief. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Loan Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to seek equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         22. Counterparts. This Loan Agreement may be signed in counterparts, with the same effect as if the signatures were on the same instrument.

         23. Severability. If one or more provisions of this Loan Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Loan Agreement, (b) the balance of the Loan Agreement shall be interpreted as if such provision were so excluded and
(c) the balance of this Loan Agreement shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the Debtor and the Lender have executed this Loan and Security Agreement as of the date first above written.

RVISION, LLC                          LENDER

By: /s/ Gregory E. Johnston           By:  /s/ Terrell W. Smith
   -----------------------------         --------------------
   Gregory E. Johnson, President         Terrell W. Smith, as representative for
                                         the Lending Group  listed on Exhibit A

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

                                                    EXHIBIT A

                                                  LENDING GROUP


           Name                              Address                         Loan Amount            #Unit/Shares
---------------------------- ----------------------------------------- ------------------------ ----------------------
JES Holdings, LLC                        6053 S. 2300 E.                     $50,000.00              4,000/4,000
                                     Salt Lake City, UT 84121
---------------------------- ----------------------------------------- ------------------------ ----------------------
Fiserv ISS & Co. Trustee            Fiserv ISS Co. Trustee FOB               $100,000.00             8,000/8,000
FBO H. Robert Freiheit, IRA           H. Robert Freiheit IRA
                                      Post Office Box 173859
                                      Denver, CO 80217-3859
---------------------------- ----------------------------------------- ------------------------ ----------------------
Brian M. Kelly                         2445 Fifth Ave, #450                  $150,000.00            12,000/12,000
                                       San Diego, CA 92101
---------------------------- ----------------------------------------- ------------------------ ----------------------
           Total                                                             $300,000.00            24,000/24,000
============================ ========================================= ======================== ======================